Paymentus Reports Second Quarter 2021

Financial Results

Revenue Increased 30% Year-over-Year

Contribution Profit Increased 25% Year-over-Year

Transactions Increased 39% Year-over-Year

Signed Definitive Agreement to Acquire Payveris

REDMOND, Wash., August 10, 2021 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its second quarter ended June 30, 2021.

"I'm very pleased with our first quarter as a public company. We had strong Q2 results and we've made solid progress on the execution of our multi-pronged strategy during the 2nd quarter," said Dushyant Sharma, CEO and Founder. "In addition, we believe our acquisition of Payveris enables us to accelerate our Instant Payments Network by expanding our payments platform reach to hundreds of banks and credit unions.”

Business Highlights and Recent Developments

•
Processed 64.2 million transactions, an increase of 39% from the second quarter of 2020.
•
Signed a definitive agreement to acquire Payveris, a leading payments processing company for financial institutions.
•
Signed a definitive agreement to acquire Finovera, a leading bill aggregation technology provider for financial institutions.

"As a result of our continued execution, we saw almost 40% growth in the number of transactions processed by our platform in the second quarter bringing the annualized run rate of transactions to more than 250 million," said Matt Parson, Paymentus CFO. "Consequently both revenue and contribution profit also experienced strong growth in the quarter."

Second Quarter 2021 Financial Highlights

•
Total revenue was $93.5 million, an increase of 30.3% from the second quarter of 2020.
•
Gross profit was $28.9 million compared to $23.4 million for the second quarter of 2020. Adjusted gross profit was $30.1 million compared to $24.3 million for the second quarter of 2020.
•
Contribution profit was $37.4 million, compared to $30.0 million for the second quarter of 2020, representing an increase of 24.8%.
•
Adjusted EBITDA was $8.3 million, representing a 22.2% margin compared to $8.8 million, or a 29.3% margin, for the second quarter of 2020.

•
Net income and EPS were $0.6 million and $0.0 per share. Non-GAAP net income and Non-GAAP EPS were $2.6 million and $0.02 per share.
•
Effective tax rate was 86% due to one-time discrete tax items. When one-time items are excluded the adjusted tax rate is approximately 30%.
•
Cash and cash equivalents were $266.4 million as of June 30, 2021.

2021 Financial Outlook

Paymentus expects revenue for the full year 2021 to be between $378 million and $382 million or 25% to 27% growth. Contribution profit is anticipated to be between $152 million and $154 million or 26% and 28% growth. It expects adjusted EBITDA to be between $25 million and $28 million, which is a margin of 16.5% to 18.5%. The outlook is inclusive of the Payveris and Finovera acquisitions.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss second quarter results, our outlook for the year and our pending acquisitions of Payveris and Finovera. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,300 billers across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. Approximately 16 million consumers and businesses used the Paymentus platform to pay their bills and engage with our billers as of December 2020.  For more information, please visit www.paymentus.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding including but not limited to statements regarding our financial outlook for 2021, execution of business strategies, the impact of acquisitions and our ability to add more billers. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, partner and consumer base; the continued impact of the COVID-19 pandemic on our operating results, liquidity and financial condition and on our employees, billers, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our final prospectus filed with the SEC under Rule 424(b)(4) on May 26, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which we expect to file with the SEC on August 11, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, free cash flow and non-GAAP net income and non-GAAP EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), amortization and depreciation and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Non-GAAP net income and non-GAAP EPS are defined as net income excluding certain nonrecurring items such as discrete tax items or potential acquisition related costs or other non-cash items.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com
(978) 815-8640

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$93,495	$71,734	$185,717	$141,327
Cost of revenue	64,567	48,332	129,242	97,148
Gross profit	28,928	23,402	56,475	44,179
Operating expenses
Research and development	7,921	5,981	15,651	11,749
Sales and marketing	9,505	7,632	17,727	15,244
General and administrative	7,421	3,469	14,163	7,157
Total operating expenses	24,847	17,082	47,541	34,150
Income from operations	4,081	6,320	8,934	10,029
Other income (loss)
Interest income (expense), net	(4)	3	(7)	45
Foreign exchange (loss) gain	(1)	(24)	8	(90)
Income before income taxes	4,076	6,299	8,935	9,984
Provision for income taxes	(3,501)	(1,614)	(4,722)	(2,520)
Net income	$575	$4,685	$4,213	$7,464
Undeclared dividends on Series A preferred stock	(898)	(1,273)	(2,258)	(2,515)
Net income (loss) attributable to common stock	$(323)	$3,412	$1,955	$4,949
Net income (loss) per share attributable to common stock
Basic	$—	$0.03	$0.02	$0.05
Diluted	$—	$0.03	$0.02	$0.05
Weighted-average number of shares used to compute net income per share attributable to common stock
Basic	108,970,604	103,479,239	106,240,091	103,479,239
Diluted	108,970,604	106,151,678	112,244,054	106,135,251

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$266,390	$46,666
Accounts and other receivables, net of allowance of $95and $100	32,967	28,034
Income tax receivable	263	2,011
Prepaid expenses and other current assets	7,234	3,117
Total current assets	306,854	79,828
Property and equipment, net of accumulated depreciation and amortization of $4,347 and $3760	2,056	1,772
Capitalized internal-use software development costs, net	25,366	20,963
Intangible assets, net	195	296
Goodwill	13,216	13,205
Operating lease right-of-use assets	9,506	8,322
Deferred tax asset	144	270
Other long-term assets	3,463	218
Total assets	$360,800	$124,874
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,705	$16,825
Accrued liabilities	12,185	10,201
Operating lease liabilities	2,311	3,010
Contract liabilities	913	612
Income tax payable	-	463
Total current liabilities	37,114	31,111
Deferred tax liability	5,775	3,499
Operating leases, net of current portion	7,440	5,476
Finance leases and other finance obligations, net of current portion	279	412
Total liabilities	50,608	40,498
Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 and zero shares authorized at June 30, 2021 and December 31, 2020, respectively, none issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; 13,880,950 and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	—
Class B common stock, $0.0001 par value per share, 111,050,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; 103,479,239 and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	11	—
Series A preferred stock, par value $0.01 per share; zero and 50,000 shares authorized as of June 30, 2021 and December 31,2020, respectively; zero and 23,333 shares issued as of June 30, 2021 and December 31, 2020, respectively; zero and 23,013 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.005 par value per share; zero and 150,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero and 104,785,651 shares issued as of June 30, 2021 and December 31, 2020, respectively; and zero and 103,479,239 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	—	517
Treasury stock at cost, zero and 320 Series A preferred shares; and zero and 1,306,412 common shares as of June 30, 2021 and December 31, 2020, respectively	—	(579)
Additional paid-in capital	285,164	29,175
Accumulated other comprehensive income	168	216
Retained earnings	24,848	55,047
Total stockholders’ equity	310,192	84,376
Total liabilities and stockholders' equity	$360,800	$124,874

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$575	$4,685	$4,213	$7,464
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,548	1,995	4,940	4,015
Deferred income taxes	1,656	482	2,413	889
Stock-based compensation	568	462	1,131	937
Non-cash lease expense	857	658	1,648	1,285
Amortization of contract asset	177	—	177	—
Change in operating assets and liabilities, net of impact of business combination
Accounts and other receivables	652	(1,182)	(4,944)	(4,269)
Prepaid expenses and other current and long-term assets	(828)	464	(905)	7
Accounts payable	(1,229)	2,490	3,541	5,151
Accrued liabilities	610	1,403	543	606
Operating lease liabilities	(848)	(652)	(1,573)	(1,209)
Contract liabilities	(582)	(2)	301	356
Income taxes receivable, net of payable	1,424	212	1,272	684
Net cash provided by operating activities	5,580	11,015	12,757	15,916
Cash flows from investing activities
Purchases of property and equipment	(408)	(145)	(564)	(309)
Capitalized internal-use software development costs	(4,480)	(3,731)	(8,736)	(7,185)
Net cash used in investing activities	(4,888)	(3,876)	(9,300)	(7,494)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	224,595	—	224,595	—
Proceeds from private placement	50,000	—	50,000	—
Redemption of Series A preferred stock	(23,013)	—	(23,013)	—
Payment of dividends on Series A preferred stock	(34,412)	—	(34,412)	—
Proceeds from repayment of related party loan	—	—	813	—
Payments of deferred offering costs	(399)	—	(856)	—
Payments on other financing obligations	(384)	(262)	(767)	(521)
Payments on finance leases	(68)	(111)	(136)	(169)
Net cash used in financing activities	216,319	(373)	216,224	(690)
Foreign currency effect on cash and cash equivalents	10	24	43	(23)
Net increase in cash and cash equivalents	217,021	6,790	219,724	7,709
Cash and cash equivalents
Beginning of period	49,369	28,346	46,666	27,427
End of period	$266,390	$35,136	$266,390	$35,136

The following schedules reflect our non-GAAP measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands):

Contribution Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$28,928	$23,402	$56,475	$44,179
Plus: other cost of revenue	8,513	6,589	16,075	13,440
Contribution profit	$37,441	$29,991	$72,550	$57,619

Adjusted Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$28,928	$23,402	$56,475	$44,179
Stock-based compensation	—	—	—	—
Amortization	1,164	858	2,212	1,660
Adjusted gross profit	$30,092	$24,260	$58,687	$45,839

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$575	$4,685	$4,213	$7,464
Excluding
Interest (income) expense, net	4	(3)	7	(45)
Provision for income taxes	3,501	1,614	4,722	2,520
Depreciation and amortization	2,548	1,995	4,940	4,015
Foreign exchange (gain) loss	1	24	(8)	90
Stock-based compensation	568	462	1,131	937
Other nonrecurring expenses	1,115	--	2,711	--
Adjusted EBITDA	$8,312	$8,777	$17,716	$14,981

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net cash provided by operating activities	$5,580	$11,015	$12,757	$15,916
Purchases of property and equipment	(408)	(145)	(564)	(309)
Capitalized internal-use software development costs	(4,480)	(3,731)	(8,736)	(7,185)
Free cash flow	$692	$7,139	$3,457	$8,422
Net cash used in investing activities	$(4,888)	$(3,876)	$(9,300)	$(7,494)
Net cash provided by (used in) financing activities	$216,319	$(373)	$216,224	$(690)

Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$575	$4,685	$4,213	$7,464
Excluding discrete one-time tax items	2,062	—	2,062	—
Adjusted net income	$2,637	$4,685	$6,275	$7,464

Non-GAAP EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income attributable to common shareholders	$(323)	$3,412	$1,955	$4,949
Excluding undeclared dividends on Series A preferred stock	898	1,273	2,258	2,515
Excluding discrete one-time tax items	2,062	—	2,062	—
Numerator for Non-GAAP EPS - basic	$2,637	$4,685	$6,275	$7,464

Weighted-average shares of common stock - basic	108,970,604	103,479,239	106,240,091	103,479,239

Non-GAAP EPS - basic	$0.02	$0.05	$0.06	$0.07